Exhibit 10.2

TRADEMARK ASSIGNMENT

This Trademark Assignment (the “Assignment”) effective as of the 3rd day of April, 2015, is between Delta Paper Corporation, a Pennsylvania corporation having an address of 8295 National Highway in Pennsauken, NJ 08110 U.S.A. (“Assignor”), and Axiom Corp, a Colorado corporation having an address of 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada L2S 0B5 (“Assignee”),

WHEREAS, Assignor owns and is using the following trademark in connection with the goods identified in the registration (“the Mark”):

PAPERNUTS             Reg. No. 3,170,006

WHEREAS, through its wholly-owned subsidiary, PaperNuts Corporation, an Ontario corporation, Assignee desires to acquire the Mark and the registration associated with the Mark, and the attendant goodwill;

NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee all rights, title and interest in and to the Mark, including the right to pursue actions for past infringement, together with the goodwill of the business symbolized by the Mark, and the registration relating thereto.

DELTA PAPER CORPORATION

                                                            Signature: /s/ Jeff Bergman

Name:  Jeff Bergman

Title:    President & COO

AXIOM CORP.

Signature: /s/ Tyler Pearson

Name:  Tyler Pearson

Title:    CEO